   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 18, 1998
                                               REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                          BERLITZ INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

                NEW YORK                                 13-355-0016
    (State or other jurisdiction of                     (IRS Employer
     incorporation or organization)                  Identification No.)

                            ------------------------

                               400 ALEXANDER PARK
                            PRINCETON, NJ 08540-6306
                                 (609) 514-9650
              (Address of Principal Executive Offices) (Zip Code)

                 BERLITZ INTERNATIONAL, INC. STOCK OPTION PLAN
                            (Full title of the plan)

                          ROBERT C. HENDON, JR., ESQ.
                 VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                          BERLITZ INTERNATIONAL, INC.
                               400 ALEXANDER PARK
                            PRINCETON, NJ 08540-6306
                    (Name and address of agent for service)

                                 (609) 514-3032
         (Telephone number, including area code, of agent for service)
                            ------------------------

                                    COPY TO:

                              MATTHEW NIMETZ, ESQ.
                    Paul, Weiss Rifkind, Wharton & Garrison
                          1285 Avenue of the Americas
                         New York, New York 10019-6064
                                 (212) 373-3000
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                            PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
         TITLE OF SECURITIES               AMOUNT TO         OFFERING PRICE        AGGREGATE          REGISTRATION
          TO BE REGISTERED              BE REGISTERED(1)      PER SHARE(2)     OFFERING PRICE(2)         FEE(3)
Common Stock, par value $.10 per
  share..............................       503,225              $29.31           $14,749,524            $4,100

(1) Consists of 503,225 shares reserved for issuance under the Berlitz International, Inc. Stock Option Plan.

(2) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) and 457(h)(1) under the Securities Act of 1933, as amended.

(3) One wire transfer in the amount of $4,100 has been included with this filing in payment of the total filing fee.

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
                                EXPLANATORY NOTE

    The Section 10(a) prospectus being delivered by Berlitz International, Inc. (the "Company") to participants in the Berlitz International, Inc. Stock Option Plan (the "Plan") as required by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), has been prepared in accordance with the requirements of Form S-8 and relates to shares of common stock, par value $.10 per share (the "Common Stock"), reserved for issuance pursuant to the Plan. The Plan information required in the Section 10(a) prospectus is included in documents being maintained and delivered by the Company as required by Rule 428 under the Securities Act. The Company shall provide to participants in the Plan a written statement advising them of the availability without charge, upon written or oral request, of documents incorporated by reference herein, as is required by Item 2 of Part I of Form S-8.

                                    PART II

                            INFORMATION REQUIRED IN

                           THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

    The following documents filed by the Company (File No. 1-10390) with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

    1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

    2. The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 1998, June 30, 1998 and March 31, 1998;

    3. The Company's Current Report on Form 8-K filed with the Commission on October 9, 1998; and

    4. The description of the Common Stock set forth in the Company's registration statement on Form S-4 filed January 8, 1993 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any amendment or report filed for the purpose of updating any such description.

    All other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

    Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

    Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 722(a) of the New York Business Corporation Law (the "BCL") provides that a New York corporation may indemnify any person who was or is a party or is threatened to be made a party to any action or proceeding (other than an action by or in the right of the corporation), whether civil or criminal, by reason of the fact that he is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against judgments, fines, amounts paid in settlement and reasonable expenses incurred by him in connection with such action, suit or proceeding if he acted, in good faith, for a purpose which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect of any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

    Section 722(c) of the BCL provides that a New York corporation may indemnify any person who was or is a party or is threatened to be made a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against amounts paid in settlement and reasonable expenses actually and necessarily incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards as set forth above, except that no indemnification may be made in respect of (i) a threatened or pending action which is settled or otherwise disposed of or (ii) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that a court determines that such person is fairly and reasonably entitled to be indemnified for such portion of the settlement amount and expenses which the court deems proper.

    Section 721 of the BCL provides that indemnification and advancement of expenses provided for by Article 7 of the BCL shall not be deemed exclusive of any other rights to which a director or officer may be entitled. Section 726 provides that the corporation may purchase and maintain insurance to indemnify directors and officers of the corporation against any liability asserted against them or incurred by them in any such capacity or arising out of their status as such whether or not the corporation would have the power to indemnify them against such liabilities under Article 7.

    The Company's Restated Certificate of Incorporation and By-laws provide for indemnification of the Company's directors, officers and employees to the fullest extent permitted by law. The Company's Restated Certificate of Incorporation also provides that directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for beach of fiduciary duty as a director. As a result of this provision, the Company and its stockholders may be unable to obtain monetary damages from a director for beach of his or her duty of care.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

    Not Applicable.

ITEM 8.  EXHIBITS

     5.1*  Opinion of Paul, Weiss, Rifkind, Wharton & Garrison as to the legality of shares of Common Stock being registered.
    23.1*  Consent of Deloitte & Touche LLP.
     23.2  Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in Exhibit 5.1).
     24.1  Power of Attorney (included on the signature page hereto).

------------------------

*   Filed herewith.

ITEM 9.  UNDERTAKINGS

    (a) The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the registrant's Restated Certificate of Incorporation or by-laws, by contract, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on December 18, 1998.

                                BERLITZ INTERNATIONAL, INC.

                                By:              /s/ HIROMASA YOKOI
                                     -----------------------------------------
                                                   Hiromasa Yokoi
                                            VICE CHAIRMAN OF THE BOARD,
                                       CHIEF EXECUTIVE OFFICER AND PRESIDENT

    We, the undersigned officers and directors of Berlitz International, Inc., hereby severally constitute and appoint Hiromasa Yokoi and Robert C. Hendon, Jr., and each of them singly, our true and lawful attorneys-in-fact with full power to sign for us and in our names in the capacities indicated below, any and all amendments, including post-effective amendments, to this registration statement, and generally do all such things in our name and behalf in such capacities to enable Berlitz International, Inc. to comply with the applicable provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, and we hereby ratify and confirm our signatures as they may be signed by our said attorney to any and all such amendments.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

          SIGNATURES                      TITLE                    DATE
------------------------------  --------------------------  -------------------

    /s/ SOICHIRO FUKUTAKE
------------------------------  Chairman of the Board        December 18, 1998
      Soichiro Fukutake

      /s/ HIROMASA YOKOI        Vice Chairman of the
------------------------------    Board, Chief Executive     December 18, 1998
        Hiromasa Yokoi            Officer and President

      /s/ SUSUMU KOJIMA
------------------------------  Executive Vice President     December 18, 1998
        Susumu Kojima             and Director

      /s/ ROBERT MINSKY
------------------------------  Executive Vice President     December 18, 1998
        Robert Minsky             and Director

                                Executive Vice President,
     /s/ MANUEL FERNANDEZ         Chief Operating
------------------------------    Officer--Worldwide         December 18, 1998
       Manuel Fernandez           Language Instruction and
                                  Director

          SIGNATURES                      TITLE                    DATE
------------------------------  --------------------------  -------------------

       /s/ HENRY JAMES          Executive Vice President,
------------------------------    Chief Financial Officer    December 18, 1998
         Henry James              and Director

     /s/ EDWARD G. NELSON
------------------------------  Director                     December 18, 1998
       Edward G. Nelson

     /s/ ROBERT L. PURDUM
------------------------------  Director                     December 18, 1998
       Robert L. Purdum

       /s/ TAKURO ISODA
------------------------------  Director                     December 18, 1998
         Takuro Isoda

      /s/ KAZUO YAMAKAWA
------------------------------  Director                     December 18, 1998
        Kazuo Yamakawa

                               INDEX TO EXHIBITS

                                                                                                       SEQUENTIAL PAGE
 EXHIBITS                                                                                                  NUMBER
-----------                                                                                           -----------------
       5.1   Opinion of Paul, Weiss, Rifkind, Wharton & Garrison as to the legality of shares of
               Common Stock being registered........................................................

      23.1   Consent of Deloitte & Touche LLP.......................................................

      23.2   Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in Exhibit 5.1)..........

      24.1   Power of Attorney (included on the signature page hereto)..............................